UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 10, 2020

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	Nasdaq Global Select Market
        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 10, 2020, Columbia Sportswear Company (the “Company”) entered into a First Amendment (the “First Amendment”) to its Second Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as the administrative agent for the lenders and as a lender (the “Administrative Agent”), and Bank of America, N.A., as a lender (together with the Administrative Agent, the “Lenders”)(the “Original Credit Agreement”). Except to the extent described herein and the exhibits hereto, the terms of the Original Credit Agreement, as previously described on a Current Report on Form 8-K filed by the Company on April 16, 2020, were not materially modified by the First Amendment. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the First Amendment or the Original Credit Agreement, as applicable.

The First Amendment provides for suspensions of and adjustments to the financial covenants beginning on the July 1, 2020 through December 31, 2020 (the “Covenant Suspension Period”) as follows:
•the Funded Debt Ratio no longer needs to be maintained during the Covenant Suspension Period;
•the Interest Coverage Ratio no longer needs to be maintained during the Covenant Suspension Period; and
•the Company must maintain liquidity (inclusive of unrestricted and unencumbered cash-on-hand of the Company and its subsidiaries and, with certain limitations, availability under the revolving credit facilities provided for in the Original Credit Agreement) of not less than $200,000,000 as of each calendar month end during the Covenant Suspension Period.

In addition, while the Original Credit Agreement provided for a minimum LIBOR rate of 0.75% in the case of Revolving A Loans and 1.00% in the case of Revolving B Loans, the First Amendment revised these minimum LIBOR rates to be 0.50% in the case of both Revolving A and Revolving B Loans. The First Amendment also provides for a Letter of Credit facility and contains modifications to certain other negative covenants. This includes a change to the negative indebtedness covenant to allow for up to $350 million in additional unsecured indebtedness.

In connection with the First Amendment, the Company amended and restated the Collateral Agreement, originally dated as of April 15, 2020, by the Company and Columbia Brands USA, LLC (“Brands”), in favor of the Administrative Agent for the benefit of the Lenders (the “Amended and Restated Collateral Agreement”) to provide for a pledge by the Company and Brands of 65% of its equity interests in foreign subsidiaries. The Company and Brands also entered into pledge agreements with respect to the collateral pledged under the Amended and Restated Collateral Agreement.

The foregoing does not constitute a complete summary of the terms of the First Amendment nor the Original Credit Agreement and reference is made to the description of the Original Credit Agreement included in the Current Report on Form 8-K filed by the Company on April 16, 2020, and the complete text of the First Amendment (which includes the full text of the Original Credit Agreement as amended by the First Amendment), which is filed as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

10.1	First Amendment to Second Amended and Restated Credit Agreement, entered into as of July 10, 2020, among Columbia Sportswear Company, Wells Fargo Bank, National Association, as the administrative agent for the lenders and as a lender, and Bank of America, N.A., as a lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: July 14, 2020	By:	/S/ JIM A. SWANSON
Jim A. Swanson
Senior Vice President and Chief Financial Officer